Exhibit 99.1

Healthpeak Properties Provides Strategic Initiatives Update and Reports Third Quarter 2025 Results
DENVER, October 23, 2025 - Healthpeak Properties, Inc. (NYSE: DOC), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, today provided a strategic initiatives update and announced results for the quarter ended September 30, 2025.
STRATEGIC INITIATIVES AND COMMENTARY
–Outpatient medical demand is growing faster than new supply, which, combined with our leading platform and deep health system relationships, is driving strong cash re-leasing spreads including +5.4% in the quarter, higher annual escalators including +3% on leases signed in the quarter versus +2.7% on the existing portfolio, and low tenant improvement outlays which represented less than 5% of rent on renewals signed in the quarter. Total occupancy was up +10 basis points sequentially.
–Private market values for outpatient medical buildings have strengthened as inflation and interest rates have declined. We are in various stages of negotiation on opportunistic sales and recapitalizations that could generate proceeds of $1 billion or more at attractive prices. We would use proceeds from any such sales/recaps to further strengthen our balance sheet and recycle capital into highly pre-leased new outpatient medical developments, acquire distressed and opportunistic lab properties with significant upside, and/or repurchase shares. Our merger with Physicians Realty Trust has proven timely, as we have benefited from these strengthening prices. Our merger integration is complete, and was highly successful.
–We believe there has been a palpable shift in sentiment across the biopharma sector since the start of the school year driven by M&A activity, clinical data readouts, lower interest rates, reduced regulatory uncertainty, and biopharma stock price performance. The improved sentiment will take time to flow through to leasing executions, but we’re already seeing a pickup in leasing activity. Our pipeline is at its highest level since Q2 2024, and with a higher allocation toward new leasing. While we still expect our Lab occupancy to decline near-term due to expirations and early terminations, the recent trends suggest the underlying biopharma sector may be approaching an inflection point.
–NOI from our 15-asset CCRC portfolio is up more than +50% since 2019, and year-to-date same-store growth is up +11% over the prior year. We see further upside potential from higher occupancy and margin expansion. Total occupancy was up +70 basis points sequentially.
–We are deeply engaged in advancing our technology innovation initiatives. The early rollout of our tech-enabled platform has already improved company-wide connectivity, data access, and productivity, including a 5% reduction in our G&A guidance this year. Over time, the tech platform we’re building is intended to deliver more than just efficiency gains. We believe it will enable new ways to engage our clients and leasing prospects, enhance property performance, and drive differentiation versus other owners.
–Our strong balance sheet (5.3x debt/EBITDA) and well-covered dividend (71% AFFO payout ratio year-to-date) remain key strengths of the platform, allowing us to deploy capital opportunistically.
THIRD QUARTER 2025 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income (loss) of $(0.17) per share, Nareit FFO of $0.45 per share, FFO as Adjusted of $0.46 per share, AFFO of $0.42 per share, and Total Merger-Combined Same-Store Cash (Adjusted) NOI growth of 0.9%
–On October 6, 2025, Healthpeak's Board of Directors declared a monthly common stock cash dividend of $0.10167 per share for each of October, November, and December of 2025 representing cash dividends totaling $0.305 per share for the fourth quarter, and an annualized dividend amount of $1.22 per share
–Third quarter new and renewal lease executions totaled 1.5 million square feet:
•Outpatient Medical new and renewal lease executions totaled 1.2 million square feet, with +5.4% cash releasing spreads on renewals
◦Subsequent to the third quarter, and through October 23, 2025, executed 123,000 square feet of Outpatient Medical leases with signed letters of intent on an additional 895,000 square feet
•Lab new and renewal lease executions totaled 339,000 square feet, with +4.6% cash releasing spreads on renewals

◦Subsequent to the third quarter, and through October 23, 2025, executed 22,000 square feet of Lab leases with signed letters of intent on an additional 291,000 square feet
–Third quarter CCRC Merger-Combined Same-Store Cash (Adjusted) NOI growth of 9.4% bringing year-to-date growth to 11.3%; year-to-date non-refundable entry fee cash collections totaled $108 million, an increase of 13% compared to the same period last year
–Hired Denis Sullivan as Managing Director of Lab Investments & San Diego Market Lead and promoted Mike Dorris to Head of West Coast Development & Construction underscoring Healthpeak's conviction in the life science sector and positioning the Company to capture investment and leasing opportunities as the market recovers
–Year-to-date asset sales and loan repayments totaling $160 million
•$204 million of additional asset sales under contract as of October 23, 2025
–Balance Sheet
•As previously disclosed, in August 2025, Healthpeak issued $500 million of 4.75% senior unsecured notes due 2033
•Net Debt to Adjusted EBITDAre was 5.3x for the quarter ended September 30, 2025
•As of October 23, 2025, Healthpeak had approximately $2.7 billion in available liquidity through a combination of unrestricted cash and availability under its revolving credit facility
–Published 14th annual Corporate Impact Report detailing Healthpeak's comprehensive approach to corporate responsibility and sustainability
THIRD QUARTER COMPARISON

	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Diluted Net income (loss) applicable to common shares(1)	$(117,256)	$(0.17)	$85,722	$0.12
Diluted Nareit FFO applicable to common shares	322,706	0.45	315,824	0.44
Diluted FFO as Adjusted applicable to common shares	323,301	0.46	320,776	0.45
Diluted AFFO applicable to common shares	296,524	0.42	300,555	0.42

YEAR TO DATE COMPARISON

	Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2024
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Diluted Net income (loss) applicable to common shares(1)	$(43,335)	$(0.06)	$238,057	$0.36
Diluted Nareit FFO applicable to common shares	954,153	1.34	797,546	1.17
Diluted FFO as Adjusted applicable to common shares	978,802	1.38	918,665	1.35
Diluted AFFO applicable to common shares	917,712	1.29	844,952	1.24
_______________________________________
(1)See footnote 3 from the reconciliation of Funds From Operation for further detail.

MERGER-COMBINED SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month and year-to-date total Merger-Combined SS Cash (Adjusted) NOI growth.

Year-Over-Year Total Merger-Combined SS Cash (Adjusted) NOI Growth
	Three Month		Year-To-Date
	SS Growth %	% of SS	SS Growth %	% of SS
Outpatient Medical	2.0%	56.1%	3.6%	55.5%
Lab	(3.2%)	33.3%	2.0%	33.8%
CCRC	9.4%	10.6%	11.3%	10.7%
Total Merger-Combined SS Cash (Adjusted) NOI	0.9%	100.0%	3.8%	100.0%
Nareit FFO, FFO as Adjusted, AFFO, Total Merger-Combined Same-Store Cash (Adjusted) NOI, and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts. See "September 30, 2025 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, available in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results. See also the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information.

DIVIDEND
On October 6, 2025, Healthpeak's Board of Directors declared a monthly common stock cash dividend of $0.10167 per share for each of October, November, and December of 2025 representing cash dividends totaling $0.305 per share for the fourth quarter, and an annualized dividend amount of $1.22 per share. The dividend is payable on the payment dates set forth in the table below to stockholders of record as of the close of business on the corresponding record date.

Record Date	Payment Date	Amount
October 17, 2025	October 30, 2025	$0.10167 per common share
November 14, 2025	November 26, 2025	$0.10167 per common share
December 19, 2025	December 30, 2025	$0.10167 per common share
DISPOSITIONS AND LOAN REPAYMENTS
DISPOSITIONS
As previously disclosed, in July 2025, Healthpeak sold two outpatient medical buildings for combined proceeds of approximately $31 million.
As of October 23, 2025, Healthpeak is under contract on four fully stabilized, 100% occupied outpatient medical dispositions totaling approximately $136 million at a blended 6.1% cash capitalization rate. The sales are expected to close in the fourth quarter.
Additionally, Healthpeak has received notice from the ground lessor of its intent to exercise a previously disclosed fixed-price purchase option for our leasehold interest in a four-building, 239,000 square foot lab campus in Salt Lake City, Utah. The contractual purchase price is $68 million, representing a cash capitalization rate of approximately 11%. The sale is expected to close in January 2026.
LOAN REPAYMENTS
In August 2025, Healthpeak received loan repayments of $58 million at a blended interest rate of 9% bringing total year-to-date loan repayments to $125 million at a blended interest rate of 10%.
BALANCE SHEET
As previously disclosed, in August 2025, Healthpeak issued $500 million of 4.75% senior unsecured notes due 2033. The offering priced at a 92 basis point spread over the reference U.S. Treasury bond, representing the lowest 7-year spread of any BBB+/Baa1 rated REIT year-to-date.
As of October 23, 2025, Healthpeak had approximately $2.7 billion in available liquidity through a combination of unrestricted cash and availability under its revolving credit facility.
CORPORATE IMPACT AND SUSTAINABILITY
In September, Healthpeak published its 14th annual Corporate Impact Report highlighting its continued focus on building a resilient portfolio, advancing sustainability goals, fostering a workplace culture guided by its WE CARE core values, and promoting sound corporate governance and transparency.
RECENT CORPORATE IMPACT AND SUSTAINABILITY ACHIEVEMENTS
•Named to the Top 10 in Real Estate from 3BL Media's 100 Best Corporate Citizens List
•Named as a finalist for the Corporate Governance Awards - Best Proxy Statement (Mid Cap) by Corporate Secretary & IR Magazine
•Named to Newsweek America's Greatest Companies list
•Earned a 2025 International MarCom Gold Award for the Company’s 2024 Corporate Impact Report from the Association of Marketing and Communication Professionals (AMCP) for the second year
To learn more about Healthpeak's commitment to responsible business, please visit www.healthpeak.com/corporate-impact.

2025 GUIDANCE
We are reaffirming the following guidance ranges for full year 2025:
•Diluted Nareit FFO per share of $1.78 – $1.84
•Diluted FFO as Adjusted per share of $1.81 – $1.87
•Total Merger-Combined Same-Store Cash (Adjusted) NOI growth of 3.0% – 4.0%
We are updating the following guidance range for full year 2025:
•Diluted earnings per common share from $0.25 – $0.31 to $0.00 – $0.06
These estimates are based on our current view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2025. For additional details and assumptions, please see page 13 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

CONFERENCE CALL INFORMATION
Healthpeak has scheduled a conference call and webcast for Friday, October 24, 2025, at 8:00 a.m. Mountain Time.
The conference call can be accessed in the following ways:
•Healthpeak’s website: https://ir.healthpeak.com/news-events
•Webcast: https://events.q4inc.com/attendee/161073286. Joining via webcast is recommended for those who will not be asking questions.
•Telephone: The participant dial-in number is (800) 715-9871
An archive of the webcast will be available on Healthpeak’s website through October 23, 2026, and a telephonic replay can be accessed through October 31, 2025, by dialing (800) 770-2030 and entering conference ID number 95156.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates, and develops high-quality real estate focused on healthcare discovery and delivery.
FORWARD-LOOKING STATEMENTS
Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, redevelopments, joint venture transactions, leasing activity and commitments, financing activities, or other transactions discussed in this release; (ii) the payment of a monthly cash dividend; and (iii) the information presented under the heading "2025 Guidance Information." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends that may increase construction, labor and other operating costs; changes within the life science industry, and significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with our senior housing properties managed by third parties, including our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate and/or operate acquisitions or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; environmental, social and governance and sustainability commitments and requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, including the coronavirus disease (Covid), and health and safety measures intended to reduce their spread; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid, and legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the Coronavirus, Aid, Relief and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; changes in federal, state, or local laws or regulations that may limit our opportunities to participate in the ownership of, or investment in, healthcare real estate; our ability to successfully integrate our operations with Physicians Realty Trust and realize the anticipated synergies of our merger with Physicians Realty Trust and benefits of property management internalization; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock, and provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.
Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements, and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.
CONTACT
Andrew Johns, CFA
Senior Vice President – Finance and Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	September 30, 2025	December 31, 2024
Assets
Real estate:
Buildings and improvements	$16,192,972	$16,115,283
Development costs and construction in progress	1,148,903	880,393
Land and improvements	2,927,571	2,918,758
Accumulated depreciation and amortization	(4,438,273)	(4,083,030)
Net real estate	15,831,173	15,831,404
Loans receivable, net of reserves of $11,602 and $10,499	673,502	717,190
Investments in and advances to unconsolidated joint ventures	796,171	936,814
Accounts receivable, net of allowance of $1,933 and $2,243	80,845	76,810
Cash and cash equivalents	91,038	119,818
Restricted cash	68,694	64,487
Intangible assets, net	610,513	817,254
Assets held for sale, net	67,593	7,840
Right-of-use asset, net	417,365	424,173
Other assets, net	945,507	942,465
Total assets	$19,582,401	$19,938,255

Liabilities and Equity
Bank line of credit and commercial paper	$368,125	$150,000
Term loans	1,646,912	1,646,043
Senior unsecured notes	6,766,350	6,563,256
Mortgage debt	350,174	356,750
Intangible liabilities, net	155,557	191,884
Liabilities related to assets held for sale, net	12,371	—
Lease liability	301,302	307,220
Accounts payable, accrued liabilities, and other liabilities	746,229	725,342
Deferred revenue	970,077	940,136
Total liabilities	11,317,097	10,880,631

Commitments and contingencies

Redeemable noncontrolling interests	27,809	2,610

Common stock, $1.00 par value: 1,500,000,000 shares authorized; 694,946,444 and 699,485,139 shares issued and outstanding	694,946	699,485
Additional paid-in capital	12,765,070	12,847,252
Cumulative dividends in excess of earnings	(5,854,766)	(5,174,279)
Accumulated other comprehensive income (loss)	(7,975)	28,818
Total stockholders’ equity	7,597,275	8,401,276

Joint venture partners	296,477	315,821
Non-managing member unitholders	343,743	337,917
Total noncontrolling interests	640,220	653,738

Total equity	8,237,495	9,055,014

Total liabilities and equity	$19,582,401	$19,938,255

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Rental and related revenues	$539,886	$543,251	$1,607,714	$1,552,065
Resident fees and services	150,458	142,845	448,240	422,512
Interest income and other	15,529	14,301	47,156	27,884
Total revenues	705,873	700,397	2,103,110	2,002,461

Costs and expenses:
Interest expense	76,784	74,105	224,540	209,922
Depreciation and amortization	262,317	280,019	796,779	782,736
Operating	291,922	280,279	841,246	797,835
General and administrative	19,907	23,216	66,789	73,233
Transaction and merger-related costs	2,420	7,134	18,169	122,113
Impairments and loan loss reserves (recoveries), net	(54)	441	(117)	11,346
Total costs and expenses	653,296	665,194	1,947,406	1,997,185
Other income (expense):
Gain (loss) on sales of real estate, net	11,500	62,325	13,136	187,624
Other income (expense), net	1,160	982	(9,658)	83,502
Total other income (expense), net	12,660	63,307	3,478	271,126

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	65,237	98,510	159,182	276,402
Income tax benefit (expense)	1,206	(1,938)	(3,256)	(18,364)
Equity income (loss) from unconsolidated joint ventures	(176,291)	(3,834)	(176,691)	(1,407)
Net income (loss)	(109,848)	92,738	(20,765)	256,631
Noncontrolling interests’ share in earnings	(7,274)	(6,866)	(21,856)	(18,036)
Net income (loss) attributable to Healthpeak Properties, Inc.	(117,122)	85,872	(42,621)	238,595
Participating securities’ share in earnings	(134)	(197)	(714)	(610)
Net income (loss) applicable to common shares	$(117,256)	$85,675	$(43,335)	$237,985

Earnings (loss) per common share:
Basic	$(0.17)	$0.12	$(0.06)	$0.36
Diluted	$(0.17)	$0.12	$(0.06)	$0.36
Weighted average shares outstanding:
Basic	694,930	699,349	696,380	667,536
Diluted	694,930	700,146	696,380	668,096

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income (loss) applicable to common shares	$(117,256)	$85,675	$(43,335)	$237,985
Real estate related depreciation and amortization	262,317	280,019	796,779	782,736
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	12,574	12,127	37,304	32,520
Noncontrolling interests’ share of real estate related depreciation and amortization	(3,807)	(4,534)	(12,686)	(13,705)
Loss (gain) on sales of depreciable real estate, net	(11,500)	(62,325)	(13,136)	(187,624)
Loss (gain) upon change of control, net(1)	—	430	—	(77,548)
Taxes associated with real estate dispositions(2)	—	(145)	(335)	11,512
Impairments (recoveries) of real estate, net(3)	175,827	—	175,827	—
Nareit FFO applicable to common shares	318,155	311,247	940,418	785,876
Distributions on dilutive convertible units and other	4,551	4,577	13,735	11,670
Diluted Nareit FFO applicable to common shares	$322,706	$315,824	$954,153	$797,546
Diluted Nareit FFO per common share	$0.45	$0.44	$1.34	$1.17
Weighted average shares outstanding - Diluted Nareit FFO	709,513	714,715	711,023	681,128
Impact of adjustments to Nareit FFO:
Transaction and merger-related items(4)	$2,420	$2,725	$18,169	$108,923
Other impairments (recoveries) and other losses (gains), net(5)	(54)	441	125	11,741
Casualty-related charges (recoveries), net(6)	(1,771)	1,792	6,375	588
Total adjustments	595	4,958	24,669	121,252
FFO as Adjusted applicable to common shares	318,750	316,205	965,087	907,128
Distributions on dilutive convertible units and other	4,551	4,571	13,715	11,537
Diluted FFO as Adjusted applicable to common shares	$323,301	$320,776	$978,802	$918,665
Diluted FFO as Adjusted per common share	$0.46	$0.45	$1.38	$1.35
Weighted average shares outstanding - Diluted FFO as Adjusted	709,513	714,715	711,023	681,128
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(1)The nine months ended September 30, 2024 includes a gain upon change of control related to the sale of a 65% interest in two lab buildings in San Diego, California. The gain upon change of control is included in other income (expense), net in the Consolidated Statements of Operations.
(2)The nine months ended September 30, 2024 includes non-cash income tax expense related to the sale of a 65% interest in two lab buildings in San Diego, California.
(3)The three and nine months ended September 30, 2025 includes other-than-temporary impairment charges on certain unconsolidated real estate joint ventures. During the three months ended September 30, 2025, we concluded that the decline in fair values of these joint ventures was other-than-temporary due to the length of time and extent of which the fair values have been less than carrying value. Other-than-temporary impairment charges on our unconsolidated joint ventures are recognized in equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.
(4)The three and nine months ended September 30, 2025 and 2024 include costs related to the merger, which are primarily comprised of advisory, legal, accounting, tax, information technology, post-combination severance and stock compensation expense, and other costs of combining operations with Physicians Realty Trust that were incurred during the period. The nine months ended September 30, 2025 also includes $6 million of costs incurred related to certain investments we are no longer pursuing. For the three and nine months ended September 30, 2024, these costs were partially offset by termination fee income of $4 million and $13 million, respectively, associated with Graphite Bio, Inc., which later merged with LENZ Therapeutics, Inc. in March 2024, for which the lease terms were modified to accelerate expiration of the lease to December 2024. This termination fee income is included in rental and related revenues on the Consolidated Statements of Operations, but is excluded from Portfolio Cash Real Estate Revenues and FFO as Adjusted.
(5)The three and nine months ended September 30, 2025 and 2024 include reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(6)Casualty-related charges (recoveries), net are recognized in other income (expense), net, equity income (loss) from unconsolidated joint ventures, and noncontrolling interests' share in earnings in the Consolidated Statements of Operations.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
FFO as Adjusted applicable to common shares	$318,750	$316,205	$965,087	$907,128
Stock-based compensation amortization expense	4,046	3,755	10,410	11,935
Amortization of deferred financing costs and debt discounts (premiums)	7,981	7,408	23,708	19,247
Straight-line rents	(14,282)	(10,346)	(30,836)	(32,891)
AFFO capital expenditures	(27,261)	(23,510)	(76,125)	(76,744)
CCRC entrance fees(1)	12,711	11,046	36,449	30,548
Deferred income taxes	(179)	585	4,989	2,330
Amortization of above (below) market lease intangibles, net	(8,105)	(7,887)	(28,402)	(23,325)
Other AFFO adjustments	(1,687)	(1,277)	(1,303)	(4,947)
AFFO applicable to common shares	291,974	295,979	903,977	833,281
Distributions on dilutive convertible units and other	4,550	4,576	13,735	11,671
Diluted AFFO applicable to common shares(1)	$296,524	$300,555	$917,712	$844,952
Diluted AFFO per common share(1)	$0.42	$0.42	$1.29	$1.24
Weighted average shares outstanding - Diluted AFFO	709,513	714,715	711,023	681,128
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(1)During the first quarter of 2025, we changed our definition of AFFO to adjust for the non-refundable entrance fees collected in excess of the related amortization as we believe the cash collection of these fees is a more meaningful representation of the performance of CCRCs in the determination of AFFO. Utilizing the prior definition for the three months ended September 30, 2025 and 2024, diluted AFFO applicable to common shares was $283.8 million and $289.5 million, respectively, and diluted AFFO per common share was $0.40 and $0.41, respectively. Utilizing the prior definition for the nine months ended September 30, 2025 and 2024, diluted AFFO applicable to common shares was $881.3 million and $814.4 million, respectively, and diluted AFFO per common share was $1.24 and $1.20, respectively.